SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒             Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

Lionbridge Technologies, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

Dear Fellow Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders, which will be held on May 15, 2006, at 10:00 a.m., at our corporate headquarters located at 1050 Winter Street, Waltham, Massachusetts. The notice of meeting and proxy statement that follow describe the business to be conducted at that meeting.

Whether or not you plan to attend the meeting in person, it is important that your shares be represented and voted. After reading the enclosed Notice of Annual Meeting and Proxy Statement, I urge you to complete, sign, date and return your proxy ballot in the envelope provided.

For the Board of Directors,

Rory J. Cowan

Chairman, Chief Executive Officer and President

LIONBRIDGE TECHNOLOGIES, INC.

1050 WINTER STREET

WALTHAM, MASSACHUSETTS 02451

(781) 434-6000

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 15, 2006

To the Stockholders of Lionbridge Technologies, Inc.:

Notice is hereby given that the Annual Meeting of Stockholders of Lionbridge Technologies, Inc., a Delaware corporation (“Lionbridge” or the “Company”), will be held at 10:00 a.m., local time, on May 15, 2006, at the Company’s corporate headquarters at 1050 Winter Street, Waltham, Massachusetts 02451, to consider and act upon the following proposals:

1. To elect two members to the Board of Directors to serve for a three-year term as Class I Directors; and

2. To transact such other business as may properly come before the Annual Meeting or any postponements or adjournments thereof.

The Board of Directors has fixed the close of business on March 17, 2006 as the record date for the determination of the Lionbridge stockholders entitled to notice of, and to vote at, the Annual Meeting and any postponements or adjournments thereof.

All stockholders are cordially invited to attend the Annual Meeting in person. HOWEVER, TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, YOU ARE URGED TO COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. You may revoke your proxy in the manner described in the accompanying Proxy Statement at any time before it has been voted at the Annual Meeting. Any stockholder attending the Annual Meeting may vote in person even if he or she has returned a proxy.

Properly executed proxies will be voted in accordance with the specifications on the proxy card. A list of stockholders entitled to vote will be available for inspection at the offices of the Company, located at 1050 Winter Street, Waltham, Massachusetts, for a period of ten (10) days prior to the Annual Meeting. Executed proxies with no instructions indicated thereon will be voted FOR approval of the matters set forth in this Notice of Annual Meeting of Stockholders.

By Order of the Board of Directors,

Margaret A. Shukur,

Secretary

Waltham, Massachusetts

March 27, 2006

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE.

PROXY STATEMENT

March 27, 2006

This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Lionbridge Technologies, Inc., a Delaware corporation (“Lionbridge” or the “Company”), for use at the Company’s Annual Meeting of Stockholders to be held on Monday, May 15, 2006 (the “Annual Meeting”) at 10:00 a.m., local time, at the Company’s corporate headquarters at 1050 Winter Street, Waltham, Massachusetts 02451, or at any postponements or adjournments thereof. The purpose of the Annual Meeting is to elect two members to the Board of Directors of the Company to serve for a three-year term as Class I Directors (the “Class I Directors”) and to transact such other business as may properly come before the Annual Meeting or any postponements or adjournments thereof.

This Proxy Statement and form of proxy will be mailed to stockholders on or about March 29, 2006.

Only stockholders of record at the close of business on March 17, 2006 (the “Record Date”) will be entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof. As of the Record Date, an aggregate of 59,659,009 shares of common stock, $.01 par value per share (the “Common Stock”), of the Company were issued and outstanding. The holders of Common Stock are entitled to one vote per share on any proposal presented at the Annual Meeting. Stockholders may vote in person or by proxy. Execution of a proxy will not in any way affect a stockholder’s right to attend the Annual Meeting and vote in person. Any proxy may be revoked by the person giving it at any time before its exercise by (1) filing with the Secretary of the Company, before the taking of the vote at the Annual Meeting, a written notice of revocation bearing a later date than the proxy, (2) duly executing a later dated proxy relating to the same shares and delivering it to the Secretary of the Company before the taking of the vote at the Annual Meeting, or (3) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation or subsequent proxy should be sent to Lionbridge Technologies, Inc., 1050 Winter Street, Waltham, Massachusetts 02451, Attention: Corporate Secretary, at or before the taking of the vote at the Annual Meeting.

The representation in person or by proxy of at least a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to establish a quorum for the transaction of business at the Annual Meeting. Abstentions and broker “non-votes” are counted as present or represented for purposes of determining the presence or absence of a quorum. A broker “non-vote” occurs when a broker holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because, in respect of such other proposal, the broker does not have discretionary voting power and has not received instructions from the beneficial owner.

In the election of the Class I Directors, the two nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to vote at the Annual Meeting shall be elected as Directors, and on all other matters being submitted to stockholders, the affirmative vote of a majority of the outstanding shares of the Company’s Common Stock, in person or represented by proxy, and voting on each such matter is required. An automated system administered by the Company’s transfer agent tabulates the votes. The vote on each matter submitted to stockholders is tabulated separately. Abstentions are included in the number of shares present or represented and voting on each matter. Broker “non-votes” are not considered voted for the particular matter and have the effect of reducing the number of affirmative votes required to achieve a majority for such matter by reducing the total number of shares from which the majority is calculated.

The persons named as attorneys-in-fact in the proxies were selected by the Board of Directors and are officers of the Company. All properly executed proxies returned in time to be counted at the Annual Meeting will be voted. All shares represented by proxies will be voted in accordance with the stockholders’ instructions, and if no choice is specified, the shares represented by proxies will be voted in favor of the matter set forth in the accompanying Notice of Annual Meeting.

The Board of Directors knows of no other matter to be presented at the Annual Meeting. If any other matter should be presented at the meeting upon which a vote may properly be taken, shares represented by all proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment of the persons named as attorneys in the proxies.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Management

The following table sets forth certain information regarding the beneficial ownership of Lionbridge’s Common Stock as of March 1, 2006 for (i) each director of Lionbridge, (ii) the Chief Executive Officer of Lionbridge and each of Lionbridge’s other executive officers and (iii) all of the directors and executive officers of Lionbridge as a group.

Except as noted below, the address of each person listed on the table is c/o Lionbridge Technologies, Inc., 1050 Winter Street, Waltham, Massachusetts 02451.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)(2)	Percent of Common Stock Outstanding(3)
Rory J. Cowan(4)	3,628,742	6.09%
Edward A. Blechschmidt(5) 765 Market Street San Francisco, CA 94103	22,399	*
Guy L. de Chazal(6) 68 Wheatley Rd Brookville New York, NY 11545	69,414	*
Jeffrey H. Goodman(7) c/o Boston Scientific One Boston Scientific Place Natick, MA 01760	5,000	*
Paul Kavanagh(9) No. 4 McDonald Tce. Kilkee, Co. Clare Ireland	78,978	*
Claude P. Sheer(9) 5 Pillsbury Drive Scarborough, ME 04074	37,645	*
Henri Broekmate(10)	92,013	*
Stephen J. Lifshatz(11)	660,948	1.1%
Satish Maripuri(12)	241,134	*
Paula Shannon(13)	309,402	*
All executive officers and directors as a group (10 persons)(14)	5,145,675	8.4%

*	Less than 1% of the outstanding shares of Common Stock.

(1)	The persons identified in the table possess sole voting and investment power with respect to all shares shown as beneficially owned by them, except as noted in the footnotes below and subject to applicable community property laws.

(2)	The inclusion herein of any shares of Common Stock deemed beneficially owned does not constitute an admission of beneficial ownership of those shares.

(3)	Based on 59,573,283 shares of Common Stock outstanding as of March 1, 2006. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and investment power with respect to the shares of Common Stock. Shares of Common Stock subject to options currently exercisable or exercisable within 60 days after March 1, 2006 are deemed outstanding for computing the percentage ownership of the person holding these options, but are not deemed outstanding for computing the percentage ownership of any other person.

(4)	Includes 906,250 shares deemed to be beneficially owned by Mr. Cowan pursuant to options exercisable within 60 days of March 1, 2006. Also includes (i) 5,000 shares of Common Stock subject to restrictions on disposition that lapse ratably on September 5, 2006 and 2007; (ii) 10,888 shares of Common Stock subject to restrictions on disposition that lapse on February 16, 2007; (iii) 43,333 shares of Common Stock subject to restrictions on disposition that lapse ratably on February 16, 2007 and 2008; (iv) 48,750 shares of Common Stock subject to restrictions on disposition that lapse ratably on February 16, 2007, 2008 and 2009; and (v) 48,000 shares of Common Stock subject to restrictions on disposition that lapse ratably on February 15, 2007, 2008, 2009 and 2010.

(5)	Includes 19,999 shares deemed to be beneficially owned by Mr. Blechschmidt pursuant to options exercisable within 60 days of March 1, 2006.

(6)	Includes 19,999 shares deemed to be beneficially owned by Mr. de Chazal pursuant to options exercisable within 60 days of March 1, 2006.

(7)	Includes 5,000 shares deemed to be beneficially owned by Mr. Goodman pursuant to options exercisable within 60 days of March 1, 2006.

(8)	Includes 38,978 shares deemed to be beneficially owned by Mr. Kavanagh pursuant to options exercisable within 60 days of March 1, 2006.

(9)	Represents 37,645 shares deemed to be beneficially owned by Mr. Sheer pursuant to options exercisable within 60 days of March 1, 2006.

(10)	Includes 43,875 shares deemed to be beneficially owned by Mr. Broekmate pursuant to options exercisable within 60 days of March 1, 2006. Also includes (i) 2,500 shares of Common Stock subject to restrictions on disposition that lapse ratably on September 5, 2006 and 2007; (ii) 3,072 shares of Common Stock subject to restrictions on disposition that lapse ratably on February 16, 2006 and 2007; (iii) 8,000 shares of Common Stock subject to restrictions on disposition that lapse on February 16, 2007 and 2008; and (iv) 9,000 shares of Common Stock subject to restrictions on disposition that lapse ratably on February 16, 2007, 2008 and 2009; and (v) 10,000 shares of Common Stock subject to restrictions on disposition that lapse ratably on February 15, 2007, 2008, 2009 and 2010.

(11)	Includes 485,000 shares deemed to be beneficially owned by Mr. Lifshatz pursuant to options exercisable within 60 days of March 1, 2006. Also includes (i) 3,750 shares of Common Stock subject to restrictions on disposition that lapse ratably on September 5, 2006 and 2007; (ii) 4,243 shares of Common Stock subject to restrictions on disposition that lapse on February 16, 2007; (iii) 13,334 shares of Common Stock subject to restrictions on disposition that lapse ratably on February 16, 2007 and 2008; and (iv) 30,000 shares of Common Stock subject to restrictions on disposition that lapse ratably on February 16, 2007, 2008 and 2009; and (v) 20,000 shares of Common Stock subject to restrictions on disposition that lapse ratably on February 15, 2007, 2008, 2009 and 2010.

(12)	Includes 143,750 shares deemed to be beneficially owned by Mr. Maripuri pursuant to options exercisable within 60 days of March 1, 2006. Also includes (i) 3,000 shares of Common Stock subject to restrictions on disposition that lapse on March 4, 2006; (ii) 2,528 shares of Common Stock subject to restrictions on disposition that lapse on February 16, 2007; (iii) 13,334 shares of Common Stock subject to restrictions on disposition that lapse ratably on February 16, 2007 and 2008; and (iv) 30,000 shares of Common Stock subject to restrictions on disposition that lapse ratably on February 16, 2007, 2008 and 2009; and (v) 20,000 shares of Common Stock subject to restrictions on disposition that lapse ratably on February 15, 2007, 2008, 2009 and 2010.

(13)	Includes 215,000 shares deemed to be beneficially owned by Ms. Shannon pursuant to options exercisable within 60 days of March 1, 2006. Also includes (i) 2,500 shares of Common Stock subject to restrictions on disposition that lapse ratably on September 5, 2006 and 2007; (ii) 3,341 shares of Common Stock subject to restrictions on disposition that lapse on February 16, 2007; (iii) 11,333 shares of Common Stock subject to restrictions on disposition that lapse ratably on February 16, 2007 and 2008; and (iv) 12,750 shares of Common Stock subject to restrictions on disposition that lapse ratably on February 16, 2007, 2008 and 2009; and (v) 15,000 shares of Common Stock subject to restrictions on disposition that lapse ratably on February 15, 2007, 2008, 2009 and 2010.

(14)	Includes 1,910,496 shares of Common Stock which the directors and executive officers as a group have the right to acquire pursuant to options exercisable within 60 days of March 1, 2006. Also includes 485,893 shares of Common Stock subject to restrictions on disposition that lapse over time.

Security Ownership of Certain Beneficial Owners

The following table sets forth certain information regarding the beneficial ownership of Lionbridge’s Common Stock as of March 1, 2006 as to the persons and any groups, who, to the knowledge of the Company, beneficially owned more than 5% of the shares of Lionbridge Common Stock.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)(2)	Percent of Common Stock Outstanding(3)
FMR Corp.(4) Edward C. Johnson Abigail P. Johnson 82 Devonshire Street Boston, MA 02109	8,643,855	14.5%
Goldman Sachs Asset Management, L.P.(5) 32 Old Slip New York, New York 10005	4,850,734	8.1%

(1)	The persons identified in the table possess sole voting and investment power with respect to all shares shown as beneficially owned by them, except as noted in the footnotes below and subject to applicable community property laws.

(2)	The inclusion herein of any shares of Common Stock deemed beneficially owned does not constitute an admission of beneficial ownership of those shares.

(3)	Based on 59,573,283 shares of Common Stock outstanding as of March 1, 2006. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and investment power with respect to the shares of Common Stock.

(4)	Information obtained from Schedule 13G filed by FMR Corp on or about February 14, 2006.

(5)	Information obtained from Schedule 13G filed by Goldman Sachs Asset Management, L.P. with the Securities and Exchange Commission on or about February 7, 2006.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers and directors, and holders of more than 10% of the Company’s Common Stock (collectively, the “Reporting Persons”) to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock of the Company. Such persons are required by regulations of the Commission to furnish the Company with copies of all such filings. Based solely on a review of the forms and written representations received by the Company pursuant to Section 16(a) of the Securities Exchange Act of 1934, the Company believes that during the period January 1, 2005 through December 31, 2005, the Reporting Persons complied with all applicable Section 16(a) filing requirements.

ELECTION OF DIRECTORS

The Board of Directors of the Company is currently fixed at six members and divided into three classes. Each class serves for three years, with the terms of office of the respective classes expiring in successive years. The directors in Class II will be nominees for election to three-year terms at the 2007 Annual Meeting of Stockholders and the directors in Class III will be nominees for election to three-year terms at the 2008 Annual Meeting of Stockholders.

The present term of office for the directors in Class I (“Class I Directors”) expires at the Annual Meeting. Claude Sheer was elected by the Board of Directors as a Class I Director in 1999 and Mr. Goodman was elected by the Board of Directors as a Class I Director in 2005, and both are nominees for re-election to a three-year term as a Class I Director. If re-elected each Class I Director nominee will be elected for a three-year term and until his successor has been duly elected and qualified, or until his earlier resignation or removal.

Shares represented by all proxies received by the Board of Directors and not so marked as to withhold authority to vote for any individual nominee will be voted (unless one or more nominees is unable or unwilling to serve) FOR the election of the nominees for Class I Director. The Board of Directors knows of no reason why any such nominee should be unable or unwilling to serve, but if such should be the case, proxies will be voted for the election of some other person or the Board of Directors will fix the number of directors at a lesser number.

Set forth below, under “Management—Directors and Executive Officers”, is information with respect to the nominee for the Class I Director to be elected at the Annual Meeting and for each Class II Director and Class III Director whose term of office continues after the Annual Meeting. The Board of Directors unanimously recommends a vote FOR the Class I Director nominees.

MANAGEMENT

Directors and Executive Officers

The following table presents information about each of Lionbridge’s executive officers and directors as of March 1, 2006

Name	Age	Position
Rory J. Cowan	53	Chairman of the Board, Chief Executive Officer, President and Class III Director
Henri Broekmate	45	Senior Vice President, Global Client Services
Stephen J. Lifshatz	47	Senior Vice President and Chief Financial Officer
Satish Maripuri	40	Senior Vice President and Chief Operating Officer, Americas and Asia
Paula Barbary Shannon	45	Senior Vice President, Sales and Chief Sales Officer
Edward A. Blechschmidt	53	Class II Director
Guy L. de Chazal	58	Class II Director
Jeffrey H. Goodman	58	Class I Director
Paul Kavanagh	64	Class III Director
Claude P. Sheer	55	Class I Director

Rory J. Cowan founded Lionbridge in September 1996. Mr. Cowan served as Chairman and Chief Executive Officer of Stream International, Inc., a software and services provider, from May 1995 to June 1996. Mr. Cowan was also the Chief Executive Officer of Interleaf, Inc. from October 1996 to January 1997. He was an Executive Vice President of R.R. Donnelley & Sons, a provider of commercial print and print-related services, from January 1991 to June 1996. Mr. Cowan is a director of Dynabazaar, Inc.

Henri Broekmate joined Lionbridge in April 2001. Mr. Broekmate served as Executive Vice President, eBusiness, of TRADOS Corporation from July 2000 to April 2001 and as Chief Operating Officer of TRADOS Corporation from June 1998 to July 2000. Mr. Broekmate was elected as an Executive Officer of Lionbridge on January 29, 2005.

Stephen J. Lifshatz joined Lionbridge in January 1997. Mr. Lifshatz served as the Chief Financial Officer of The Dodge Group from May 1996 to January 1997. He served in a number of senior financial roles, including Chief Financial Officer of Marcam Corporation, a publicly traded software company, from May 1984 to May 1996.

Satish Maripuri joined Lionbridge in March 2004. Mr. Maripuri served as Senior Vice President of Sales and Business Development of Imprivata, Inc., an identity and access management security appliance vendor, from May 2002 through February 2004; as an Executive in Residence at General Catalyst Partners, a private equity group, from January 2002 through May 2002; and in various senior positions, at eXcelon Corporation (formerly, Object Design, Inc.), an enterprise software provider, from April 1993 to December 2001. Mr. Maripuri served as President and Chief Operating Officer of eXcelon Corporation (formerly, Object Design, Inc.) from August 2000 to December 2001.

Paula Barbary Shannon joined Lionbridge in November 1999. Ms. Shannon served as Vice President, Sales and Chief Marketing Officer of Alpnet, Inc. from March 1996 to October 1999, and was with Berlitz International, Inc. from 1986 to 1996.

Edward A. Blechschmidt was elected a director of Lionbridge on February 4, 2003. Mr. Blechschmidt was Chairman, Chief Executive Officer and President of Gentiva Health Services, a provider of specialty pharmaceutical and home health services, from March 2000 until July 2002. He served as President and Chief Operating Officer of the Olsten Corporation from October 1998 through March 2000, and was its Chief Executive from February 1999 through March 2000. From 1996 to 1998, Mr. Blechschmidt served as President and Chief Executive Officer of Siemens Nixdorf Americas and Siemens’ Pyramid Technology, as well as Executive Vice President and as a director of its parent company, Siemens Nixdorf Informationssysteme AG. Prior to joining Siemens, Mr. Blechschmidt served for more than 20 years with Unisys Corporation, a leading global provider of information technology and consulting services, including in the position of Chief Financial Officer. Mr. Blechschmidt is a director of, HealthSouth Corporation, Columbia Laboratories, Inc. and Option Care, Inc.

Guy L. de Chazal has been a director of Lionbridge since February 1998. Mr. de Chazal has been with Morgan Stanley since 1986, currently as a managing director of Morgan Stanley & Co. Incorporated and individual managing member of various Morgan Stanley Venture Partners Funds.

Jeffrey H. Goodman was elected as a director of Lionbridge on January 27, 2005. Mr. Goodman has served as Senior Vice President and President, International at Boston Scientific, a world-wide manufacturer, developer and marketer of medical devices, since December 2004 and previously was President, Inter-continental for Boston Scientific. He joined Boston Scientific in 1999 and previously held management positions of increasing responsibility at Baxter Healthcare, a medical products and services company, during his 25-year tenure.

Paul Kavanagh has been a director of Lionbridge since December 1996. Mr. Kavanagh has served as an industry consultant since January 1998. Mr. Kavanagh served as President Europe, Middle East and Africa of Stream International, Inc. from August 1995 to January 1998. From April 1992 to August 1995, Mr. Kavanagh was Managing Director Europe, Middle East and Africa of R.R. Donnelley & Sons. Mr. Kavanagh is retired President of Modus Media Europe and is a director of Scottish Radio Holdings.

Claude P. Sheer has been a director of Lionbridge since March 1999. Mr. Sheer has served as an industry analyst and consultant since April 1999 and is a partner of Barn Ventures L.L.C. Mr. Sheer served as Senior Advisor to and Chief Internet Strategist of Ziff Davis from November 1998 through April 1999. From 1980 to November 1998, Mr. Sheer served in a number of executive roles for Ziff Davis, including President, ZD Publishing; President, US Publications; and President, Business Media Group.

Lionbridge’s executive officers are elected by and serve at the discretion of the Board of Directors until their successors have been duly elected and qualified. There are no family relationships among any of its executive officers and directors.

Corporate Governance Principles

Lionbridge is committed to having sound corporate governance principles and has adopted Corporate Governance Guidelines and a Code of Ethics (referred to as the Code of Business Conduct and Ethics) that applies to all directors, officers and employees. Both the Corporate Governance Guidelines and the Code of Ethics are available on Lionbridge’s Web site at http://www.lionbridge.com/company/corporate-governance/guidelines.liox. The Company intends to disclose amendments to or waivers, if any, from any provision of the Code of Ethics that applies to its principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, by posting such information on its Web site.

Board Independence; Meetings of the Board; Committees of the Board

During 2005, the Board of Directors met eight times (including in person and via teleconference meetings), the Audit Committee met five times (including meetings to review the Annual Report on Form 10-K for the year ended December 31, 2004) and the Nominating and Compensation Committee met six times. All directors except for Jeffrey H. Goodman and Philip E. Kucera attended more than 75% of the total number of meetings of the Board and the committees on which they serve. From September 1, 2005 through December 19, 2005, Philip E. Kucera served as a Director of the Corporation pursuant to the terms of a Shareholder Agreement between

Lionbridge and Bowne & Co., Inc. (“Bowne”) dated as of September 1, 2005. This agreement provided, in part, that a designee of Bowne be appointed as a director of the Company until such time as Bowne held less than 4.7 million shares of the Company’s common stock. On December 19, 2005, pursuant to an underwritten public offering (Registration Statement No. 333-129933), Bowne sold all 9.4 million of its shares of the Company’s common stock issued to it in connection with the acquisition by the Company of Bowne’s Bowne Global Solutions business on September 1, 2005, and Mr. Kucera resigned from the Corporation’s Board of Directors.

The Board of Directors has an Audit Committee and a Nominating and Compensation Committee, both of which are comprised solely of independent directors. The Board has determined that each of the directors, with the exception of Mr. Cowan, who serves as Chief Executive Officer of the Company, is independent within the meaning of Lionbridge’s director independence standards (the “Lionbridge Independent Director Standards”) and the director independence standards of the National Association of Securities Dealers, Inc. (“NASD”) Marketplace Rules as currently in effect (the “NASD Standards”).

The Audit Committee selects the independent auditors to be employed by the Company, reviews generally the audit plans and the results thereof, and reviews generally the Company’s internal controls with the auditors. Through January 2005, the members of the Audit Committee were Messrs. Blechschmidt, de Chazal, and Kavanagh, all of whom are independent within the meaning of the Lionbridge Independent Director Standards, the NASD Standards, and the SEC’s director independence standards for audit committee members (the “SEC Standards”). In January 2005, Mr. Goodman was elected as a member of the Audit Committee, replacing Mr. Kavanagh, who continues his service on the Nominating and Compensation Committee. Mr. Goodman is independent within the meaning of Lionbridge’s Independent Director Standards, the NASD Standards and the SEC Standards. Each member of the Audit Committee is financially sophisticated, as required by the NASD Standards. The Board has determined in accordance with the rules of the Securities Exchange Commission that Mr. Blechschmidt, who serves as Chairman of the Audit Committee, is an audit committee financial expert. The Audit Committee Charter is available free of charge through Lionbridge’s Web site at http://www.lionbridge.com/company/corporate-governance/default.liox.

The Nominating and Compensation Committee has responsibility for the review and administration of the Company’s compensation and equity plans, including Lionbridge’s 2005 Stock Incentive Plan, 1998 Stock Plan and 1999 Employee Stock Purchase Plan, for approving salaries and other incentive compensation for Lionbridge’s officers and executives, and for preparing the annual report on executive compensation required to be included in the Company’s proxy statement. In addition, the Nominating and Compensation Committee has responsibility for recommending nominees for election as directors of the Company and for review of related Board development issues including succession planning and evaluation. Messrs. de Chazal, Kavanagh and Sheer are the members of the Nominating and Compensation Committee, and each is independent within the meaning of Lionbridge’s Independent Director Standards, and the NASD Standards. Mr. Sheer serves as Chairman of the Nominating and Compensation Committee. The Committee seeks input from other Board Members and senior management to identify and evaluate nominees for directors and during 2005 engaged a third party search firm to assist in identifying and evaluating potential candidates for the Board with sufficient international senior management expertise. The Nominating and Compensation Committees Charter is available free of charge through Lionbridge’s Web site at http://www.lionbridge.com/company/corporate-governance/default.liox.

Lionbridge’s independent directors meet in executive session at each Board meeting.

The Company does not formally require directors to attend the Company’s Annual Meeting of Stockholders but all directors are encouraged to do so. Mr. Cowan, the Chief Executive Officer of the Company and a director, attended the 2005 Annual Meeting of Stockholders.

Consideration of Candidates for Director; Director Qualifications

As noted above, the Nominating and Compensation Committee has responsibility for recommending nominees for election as directors of the Company. Any stockholder may submit recommendations of candidates for election as directors for consideration by the Nominating and Compensation Committee in writing to the Chairman of the Committee at the executive offices of Lionbridge by November 18, 2006. Such recommendations must clearly indicate the candidate’s qualifications for service as a director and that such candidate’s qualifications meet or exceed the criteria for service as a director set forth in the Nominating and Compensation Committee Charter and Lionbridge’s Corporate Governance Guidelines. In particular, any candidate for consideration must have the following qualities or qualifications:

•	Be an individual of the highest character and integrity;

•	Be free of any conflict of interest that would violate any applicable law or regulation or interfere with the proper performance of the responsibilities of a director;

•	Be willing and able to devote sufficient time to the affairs of the Company and be diligent in fulfilling the responsibilities of a director and Board committee member (including developing and maintaining sufficient knowledge of the Company and its industry);

•	Have broad experience in the industries which comprise the Company’s customer base or in the information technologies services industry;

•	Have the ability to provide insights and practical wisdom based on his or her experience and expertise; and

•	Have a commitment to enhancing stockholder value.

As described in its Charter, the Nominating and Compensation Committee meets periodically to evaluate each new director candidate, irrespective of whether the candidate has been submitted by a stockholder or otherwise, and each incumbent director, before recommending that the Board nominate or re-nominate such individual for election or reelection as a director. The Nominating and Compensation Committee bases its decision whether to recommend a nominee to the Board of Directors on the extent to which such individual meets the criteria described above and any additional criteria that may have been established by the Committee. The Committee is authorized to engage third parties, such as a director search firm, to aid in the identification of director candidates meeting the Committee’s criteria. In 2005, the Committee engaged an independent search firm to assist in identifying and evaluating potential director candidates. In addition, the bylaws of the Company permit stockholders to nominate directors for consideration at an annual meeting of stockholders. See “Stockholder Proposals” for information regarding submission of proposals for consideration at next year’s annual meeting of stockholders.

Compensation of Directors

In January 2003, the Board adopted a director compensation policy with a cash and equity component and further revised this policy effective July 1, 2004. Upon joining the Board, non-employee directors holding less than 1% of the Company’s Common Stock are granted an option to purchase 20,000 shares of the Company’s Common Stock under Lionbridge’s 1998 Stock Plan or 2005 Stock Incentive Plan. In addition, the non-employee directors also receive an annual option grant to purchase 10,000 shares of Common Stock under Lionbridge’s 1998 Stock Plan or 2005 Stock Incentive Plan and an annual cash retainer in the amount of $25,000. In addition, directors serving on the Audit Committee receive an annual retainer of $5,000 and directors serving on the Nominating and Compensation Committee receive an annual retainer of $4,000. The chairman of each of the Audit Committee and the Nominating and Compensation Committee receives an additional annual cash retainer of $7,500 and $2,000, respectively. Each independent director receives a fee of $1,000 for each Board meeting attended in person in excess of five during any given year and a fee of $500 for each (i) telephonic meeting attended in excess of five during any given year and (ii) committee meeting attended, except for committee meetings held in conjunction with Board meetings. Each director is reimbursed for reasonable travel and other out-of-pocket expenses incurred in attending meetings of the Board of Directors or of any committee of the Board.

In accordance with this director compensation policy, on May 18, 2005, each of Messrs. Blechschmidt, de Chazal, Goodman, Kavanagh and Sheer received an annual option grant, at an exercise price of $4.27 per share, which was equal to the fair market value of Common Stock on the date of grant. Also in accordance with this policy, Mr. Goodman received an initial option grant, at an exercise price equal to $6.06, on January 27, 2005, the date of his election to the Board of Directors.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following Summary Compensation Table sets forth certain information with respect to the annual and long-term compensation of Lionbridge’s Chief Executive Officer and each of Lionbridge’s other highly compensated executive officers (the “named executive officers”) whose total compensation exceeded $100,000 for the fiscal years ended December 31, 2005, 2004 and 2003.

Summary Compensation Table

	Annual Compensation							Long-Term Compensation Awards
Name And Principal Position	Year	Salary			Bonus $(3)		Other Annual Compensation (4)	Restricted Stock Awards ($)(5)			Stock Options #
Rory J. Cowan Chairman, Chief Executive Officer and President	2005 2004 2003	$ $ $	432,153 400,000 400,000		$ $	66,000 0 120,000	$165,000 — —	$ $ $	1,253,807 1,534,471 77,900	(7)	125,000 0 200,000

Stephen J. Lifshatz Senior Vice President and Chief Financial Officer	2005 2004 2003	$ $ $	247,058 235,000 235,000		$ $	25,000 0 47,000	$93,750 — —	$ $ $	587,792 70,498 58,425		50,000 0 120,000

Satish Maripuri(1) Chief Operating Officer, Americas and Asia	2005 2004	$ $	226,077 159,115	(1)		$23,000 0	$46,000 —	$ $	504,408 26,550		75,000 200,000

Paula Barbary Shannon Senior Vice President and Chief Sales Officer	2005 2004 2003	$ $ $	197,058 193,770 204,910	(6) (6) (6)	$ $	20,000 0 37,000	$40,000 — —	$ $ $	325,202 55,498 38,950		50,000 0 80,000

Henri Broekmate(2) Senior Vice President, Global Client Services	2005 2004	$ $	197,842 189,000			$18,000 0	$40,000 —	$ $	251,225 45,359		35,000 0

(1)	Mr. Maripuri joined the Company on March 3, 2004 and was elected an executive officer on October 22, 2004. Salary represents Mr. Maripuri’s total salary during 2004.

(2)	Mr. Broekmate was elected an executive officer on January 28, 2004.

(3)	Represents a cash bonus earned by such individual in the applicable fiscal year and paid during the next fiscal year.

(4)	Represents a special transaction bonus received by such officer in 2005 in recognition of such officer’s contributions to the successful acquisition and integration of Bowne Global Solutions.

(5)

Amounts reflected for 2003 represent the dollar value on September 5, 2003, of restricted stock awarded to such executive on such date. On the award date, the fair market value of the Common Stock was $7.79. Messrs. Cowan and Lifshatz, and Ms. Shannon were awarded 10,000, 7,500, and 5,000 shares of restricted stock, respectively. Restrictions with respect to 25% of these shares lapse on each one year anniversary from the grant date. As of December 31, 2005, the value of the restricted stock awarded to Messrs. Cowan and Lifshatz, and and Ms. Shannon in 2003, using the value of the Common Stock as of December 31, 2005, was $70,200, $52,650, and $35,100, respectively. Amounts reflected for 2004 represent the dollar value on February 18, 2004, of restricted stock awarded to such executive on such date. On the award date, the fair market value of the Common Stock was $7.31. Messrs. Cowan, Broekmate and Lifshatz, and Ms. Shannon were awarded 24,624, 6,205, 9,644, and 7,592 shares of restricted stock, respectively. Restrictions with respect to 50% of these shares lapsed nine months from the grant date and restrictions with respect to the remaining 50% of these shares lapsed 18 months from the grant date. As of December 31, 2005, the value of the Common Stock awarded to Messrs. Cowan, Broekmate and Lifshatz and Ms. Shannon, using the value of the Common Stock as of December 31, 2005, was $172,860, $43,559, $67,701 and $53,296, respectively. Amounts reflected for Mr. Maripuri represent the dollar value on March 3, 2004, of 3,000 shares of restricted stock awarded to him upon his commencement of employment with the Company on such date. Restrictions with respect to all of these shares lapse two years from the grant date. As of December 31, 2005, the value of the restricted stock awarded to Mr. Maripuri on March 3, 2004 was $20,160. Dividends will not be paid on the shares of restricted stock. Amounts reflected for Mr. Cowan for 2004 also represent the dollar value on August 19, 2004, the award date of 171,887 restricted stock units granted to Mr. Cowan for long-term retention purposes. On such date, the fair market value of the Common Stock was $7.88. Restrictions with respect to the restricted stock units lapse on the third, fourth and fifth anniversary of the date of grant. As of December 31, 2005, the value of the restricted stock unit awarded to Mr. Cowan was $1,206,647.

(6)	Ms. Shannon is a resident of Canada. Her established base salary in 2003 and 2004 was $185,000 and in 2005, $200,000, and variations from this amount reflected in the Summary Compensation Table reflect exchange rate fluctuations between the United States and Canada during the applicable reporting period rather than any adjustment to her base salary during such period.

(7)	Amounts reflected for Mr. Cowan for 2004 represent $180,001 attributable to an award of 24,624 shares of restricted stock on February 18, 2004 and $1,354,470 attributable to an award of 171,887 restricted stock units on August 19, 2004, all as further described in note 5 above.

Option/SAR Grants In Last Fiscal Year

The following table sets forth certain information with respect to the stock options granted during the fiscal year ended December 31, 2005 to each named executive officer of Lionbridge listed in the Summary Compensation Table above. Lionbridge did not grant any stock appreciation rights in 2005.

Stock Option Grants In Fiscal Year 2005

	Number of Securities Underlying Options Granted	Percentage of Total Options Granted to Employees in Fiscal Year	Exercise Price per Share(1)	Expiration Date	Potential Realizable Value at Assumed Rates of Stock Price Appreciation for Option Term(2)
Name					5%	10%
Rory J. Cowan Chairman, Chief Executive Officer and President	125,000	13.31%	$5.79	02/15/2015	$455,162	$1,153,471
Stephen J. Lifshatz Senior Vice President and Chief Financial Officer	50,000	5.32%	5.79	02/15/0215	$182,065	$461,388
Satish Maripuri Chief Operating Officer, Americas and Asia	75,000	7.99%	$5.79	02/15/2015	$273,097	$692,083
Paula Barbary Shannon Senior Vice President, Sales and Chief Sales Officer	50,000	5.32%	$5.79	02/15/2015	$182,065	$461,388
Henri Broekmate Senior Vice President, Global Client Services	35,000	3.73%	$5.79	02/15/2015	$127,445	$322,972

(1)	The exercise price equals the fair market value of the Common Stock as of the grant date as determined by Lionbridge’s Board of Directors. Generally, all options become exercisable over four years from the date of grant at the rate of 25% on the first anniversary of the grant date, and 12.5% every six months thereafter.

(2)	Amounts reported in these columns represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock price appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date. These assumptions are not intended to forecast future appreciation of Lionbridge’s stock price. The potential realizable value computation does not take into account federal or state income tax consequences of option exercises or sales of appreciated stock. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the timing of such exercise and the future performance of Lionbridge’s Common Stock. Lionbridge cannot assure that the rates of appreciation assumed in this table can be achieved or that the amounts reflected will be received by the individuals. This table does not take into account any appreciation in the price of the Common Stock since the date of grant.

Aggregate Option Exercises And Year-End Values

The following table sets forth certain information with respect to the options exercised by each named executive officer of Lionbridge listed in the Summary Compensation Table above during the year ended December 31, 2005 or held by such persons at December 31, 2005.

Aggregated Option Exercises In Last Fiscal Year And Fiscal Year-End Option Values

	Shares Acquired On Exercise (#)	Value Realized ($)(1)	Number of Securities Underlying Unexercised Options at December 31, 2005		Value of Unexercised In-The-Money Options at December 31, 2005(2)
Name			Exercisable (#)	Unexercisable	Exercisable	Unexercisable
Rory J. Cowan	0	$0	850,000	275,000	$3,688,125	$419,750
Stephen J. Lifshatz	0	$0	460,000	135,000	$1,982,063	$194,500
Satish Maripuri	0	$0	106,250	168,750	$0	$92,250
Paula Barbary Shannon	40,000	$192,000	185,000	125,000	$661,538	$249,100
Henri Broekmate	23,000	$96,811	28,875	63,125	$72,589	$118,644

(1)	Amounts calculated by subtracting the aggregate exercise price of the options from the market value of the underlying Common Stock on the date of exercise, and do not reflect amounts actually received by the named executive officers, if any.

(2)	Amounts calculated by subtracting the exercise price of the options from the fair market value of the underlying Common Stock as quoted on Nasdaq National Stock Market of $7.02 per share on December 31, 2005, multiplied by the number of shares underlying the options, and do not reflect amounts that may be actually received by the named executive officers upon exercise of options.

Employment, Non-Competition and Change of Control Agreements

Rory J. Cowan entered into an employment agreement with Lionbridge on December 23, 1996. Mr. Cowan’s employment agreement provides for a two-year term with automatic one-year renewals. Under the terms of his employment agreement, if Mr. Cowan’s employment is terminated other than for cause, he is entitled to receive twelve monthly severance payments, each in an amount equal to his then current monthly base compensation (i.e., one-twelfth of Mr. Cowan’s base salary). If Mr. Cowan is terminated for cause, he will not be entitled to any severance payments or other benefits except as required by law.

Stephen J. Lifshatz entered into an employment agreement with Lionbridge on February 11, 1997. Mr. Lifshatz’s employment agreement provides for a one-year term with automatic one-year renewals. If Mr. Lifshatz’s employment is terminated other than for cause, he is entitled to receive six monthly severance payments, each in an amount equal to his then current monthly base compensation (i.e., one-twelfth of Mr. Lifshatz’s base salary). If Mr. Lifshatz is terminated for cause, he will not be entitled to any severance payments or other benefits except as required by law.

Messrs. Broekmate, Maripuri and Ms. Shannon, under Lionbridge’s severance policy for Executive Officers, would receive three monthly severance payments, each in an amount equal to his or her then currently monthly base compensation, if Lionbridge terminates his or her employment other than for cause.

Each Executive Officer entered into a non-competition agreement with Lionbridge upon the commencement of his or her employment. The agreements provide that such Executive Officer will not, during the course of his or her employment and the twelve months following the date of the termination of his or her employment with Lionbridge, (1) engage or otherwise have a financial interest in any business activity which is in competition with any of the products or services being provided by Lionbridge, (2) solicit Lionbridge’s employees or (3) solicit or do business with any present or past customer of Lionbridge’s, or any prospective customer of Lionbridge’s, in connection with any business activity which would be in violation of the non-competition agreement.

In July 2003, the Board of Directors of the Company approved the adoption of a Change of Control Plan. Under the terms of the Change of Control Plan, if the employment of any executive officer is terminated without cause or for good reason within 18 months, for Messrs. Cowan and Lifshatz, or one year, for Messrs. Broekmate and Maripuri and Ms. Shannon, of a change of control of Lionbridge, then the executive officer is entitled to severance benefits as follow: (a) a lump sum cash payment equal to 150% for Messrs. Cowan and Lifshatz, and 100%, for Mr. Broekmate, Mr. Maripuri and Ms. Shannon, of the executive’s then current base salary and target bonus; (b) if the executive’s termination occurs after June 30 of the then current fiscal year, payment of a pro rata portion of the executive’s target bonus for the year of termination; and (c) continuance, at Lionbridge’s expense, of the executive’s health and related welfare benefits for a period of 18 months, for Messrs. Cowan and Lifshatz, and one year, for Messrs. Broekmate and Maripuri and Ms. Shannon, following the executive’s termination. The Plan further provides that, upon a change of control of Lionbridge, (i) 100% of any unvested stock options held by Mr. Cowan and 50% of any unvested stock options held by Messrs. Broekmate, Lifshatz and Maripuri and Ms. Shannon shall vest and become immediately exercisable and (ii) the remaining 50% of the unvested stock options held by Messrs. Broekmate, Lifshatz and Maripuri, and Ms. Shannon will vest and become exercisable on the earlier of six months following the change of control or on the date such executive’s employment is terminated without cause or for good reason.

NOMINATING AND COMPENSATION COMMITTEE REPORT ON EXECUTIVE

COMPENSATION

This report is submitted by the Nominating and Compensation Committee. The Nominating and Compensation Committee during fiscal year 2005 was comprised of Messrs. de Chazal, Kavanagh and Sheer, all of whom are non-employee directors, with Mr. Sheer serving as its Chairman. Pursuant to authority delegated by the Board of Directors and the Nominating and Compensation Committee Charter, the Nominating and Compensation Committee has responsibility for the review and administration of the Company’s compensation and equity plans, including Lionbridge’s 2005 Stock Incentive Plan, 1998 Stock Plan and 1999 Employee Stock Purchase Plan, for approving salaries and other incentive and retention compensation for Lionbridge’s officers and executives, and for preparing the annual report on executive compensation required to be included in the Company’s proxy statement. In addition, the Committee has responsibility for recommending nominees for election as directors of the Company and review of related Board development issues including succession planning and evaluation.

Compensation Philosophy

Lionbridge designs its compensation programs to attract, motivate and retain qualified executives in a competitive industry who have the skills, experience and growth potential required by the Company to achieve its strategic and financial goals, and deliver value to its shareholders. To achieve these objectives, the Nominating and Compensation Committee applies the philosophy that compensation of executive officers, specifically including that of the Chief Executive Officer, should be linked to revenue growth, operating results and earnings per share performance.

Under the supervision of the Nominating and Compensation Committee, Lionbridge has developed and implemented compensation policies. The Nominating and Compensation Committee’s executive compensation policies are designed to (i) enhance profitability of Lionbridge and stockholder value, (ii) integrate compensation with Lionbridge’s annual and long-term performance and strategic goals, (iii) reward corporate performance, (iv) recognize individual leadership, initiative and achievement, and (v) assist Lionbridge in attracting and retaining qualified executive officers. Historically, compensation under the executive compensation program has been comprised of cash compensation in the form of annual base salary and bonus, and long-term incentive compensation in the form of stock options and restricted stock awards. Beginning in 2004 and continuing through 2005, the mix of compensation elements has shifted to greater use of restricted stock awards for executive retention and incentive compensation, and a reduced use of stock options, based on the Committee’s assessment that this mix would provide a more appropriate incentive and retention element to the total compensation of each executive officer.

The Committee annually reviews and analyzes its compensation practices and in connection with this analysis, consults with an independent compensation consultant retained by the Committee. The Committee reviews both the long and short-term cash and equity compensation for each of the executive officers as well as other senior managers, relative to practices of companies in a comparison group comprised of other like-sized services companies and of competitor companies (the “Comparison Group”) prepared by its compensation consultant.

In 2005, the Committee concluded that the base salaries of executive officers, which had not been adjusted since 2002, were below the competitive salary and compensation ranges for the Comparison Group and as described below, authorized increases in base salary. In addition, it determined that it was appropriate to enhance the short and long-term equity compensation of its executive officers to maintain sufficient retention and incentive value of these awards. More specifically, the Committee determined in February 2005, as the Company was commencing formal negotiations with Bowne & Co. for the acquisition of Bowne Global Solutions (“BGS”), that it was appropriate and necessary to provide special retention awards to the executive officers to ensure stability and continuity in the Company’s leadership and operations throughout the negotiation and expected closing and integration of the BGS acquisition. Accordingly, the Committee granted additional retention awards to each executive officer in the form of restricted stock in February 2005.

In addition, following the completion of the BGS acquisition, the Committee reviewed the contributions of each executive officer in the negotiation, structuring and integration efforts and reviewed each officer’s contributions toward the achievements of post-acquisition cost reduction and operating synergies, and approved additional cash and equity recognition awards to the executive officers as described below in “Special Transaction Recognition Awards”.

The Committee, based upon a review of total compensation of each of the Company’s executive officers, including potential pay-outs upon termination of employment or a change of control of the Company pursuant to the Company’s Change of Control Plan, concluded that the compensation of each executive officer, including the Chief Executive Officer, was reasonable and not excessive. The Committee also concluded that during 2006, it would review and reassess executive compensation relative to the increased size and complexity of the Company following the acquisition of BGS. The Change of Control Plan and the benefit levels applicable for each executive officer are described in this Proxy Statement under “Executive Compensation—Employment, Non-Competition and Change of Control Arrangements”.

Base Salaries for Executive Officers

In setting cash compensation for the Chief Executive Officer and reviewing and approving the cash compensation for all other officers, the Committee annually conducts a review of salaries relative to competitor companies and this year, relative to the Comparison Group. The Committee’s policy is to fix base salaries at levels comparable to the amounts paid to senior executives with comparable qualifications, experience and responsibilities at other companies of similar size and engaged in a similar business with similar challenges to that of Lionbridge. In addition, the base salaries take into account Lionbridge’s relative performance as compared to comparable companies, including those in the Comparison Group.

The Committee used data and analysis prepared by its independent compensation consultant in connection with its review of the base salary for executive officers. Based on its review, the Committee concluded that the base salaries of its executive officers, which had not been adjusted since November 2002, were below the competitive salary and compensation ranges for the Comparison Group and did not accurately reflect the qualifications, experience and responsibilities of each executive officer. Accordingly, base salaries for the executive officers were adjusted in February 2005. Salary increases for the executive officers other than Mr. Cowan were based in part on the recommendation of the Chief Executive Officer to the Committee, and the salary increase for Mr. Cowan was determined by the Committee following its assessment of amounts paid to senior executive with comparable qualifications and in companies with comparable size and complexity, as well as Mr. Cowan’s performance and leadership. In February 2005, the Committee approved salary increases ranging from 6% to 10% to Lionbridge’s executive officers.

Bonus Compensation

In addition to salary compensation, the Nominating and Compensation Committee recommended the continuation of the bonus program adopted by the Board of Directors in the previous year, whereby senior executives recommended by the Chief Executive Officer and approved by the Nominating and Compensation Committee for inclusion in the program receive bonus compensation based on a percentage of base salary. The purpose of the bonus program is to motivate and reward participants relative to corporate, business and individual performance. The program for 2005 provided for cash awards based on three equally weighted components: Company attainment of pre-established revenue goals for 2005; Company attainment of pre-established profitability goals; and individual achievement of performance targets and objectives for 2005 for the business or function for which the participant was responsible. Cash bonuses were paid to each executive officer with respect to the achievement of a portion of the component of the plan rewarding individual achievement of performance targets and objectives for 2005; the Company did not achieve the threshold level of performance required for payout under the revenue or profitability components of the 2005 plan for executive officers.

Stock Options and Restricted Stock

The Nominating and Compensation Committee has historically relied on incentive compensation in the form of stock options and restricted stock (“Equity Awards”) to retain and motivate executive officers and employees. Incentive compensation in the form of stock options and restricted stock is designed to provide long-term incentives to executive officers and other employees, to encourage the executive officers and other employees to remain with Lionbridge and to enable them to develop and maintain a stock ownership position in Lionbridge’s Common Stock.

Lionbridge’s Equity Plans permit the Nominating and Compensation Committee to administer the granting of Equity Awards to eligible employees, including executive officers. Equity Awards generally become exercisable based upon a vesting schedule tied to years of future service to Lionbridge. The value realizable from exercisable options or upon the lapsing of restrictions on restricted stock is dependent upon the extent to which Lionbridge’s performance is reflected in the market price of Lionbridge’s Common Stock at any particular point in time. Equity compensation in the form of stock options and restricted stock is designed to provide long-term incentives to executive officers and other employees. The Nominating and Compensation Committee approves the granting of Equity Awards in order to motivate these employees to maximize shareholder value. Generally, options are granted to officers and employees at fair market value on the date of grant and vest over a four-year period and restricted stock grants have restrictions on disposition lapsing from two to four years from the date of grant.

Equity Awards to employees are based on such factors as initiative, achievement and performance, as well as to provide an incentive for attainment of the Company’s goals and objectives for financial and operating performance. In administering grants to executive officers, the Nominating and Compensation Committee evaluates each officer’s total equity compensation package and reviews the analysis prepared by its independent compensation consultant relative to compensation levels at the Comparison Group companies. Based upon its review of the equity holdings of each of the executive officers, including their vesting and exercise prices and the then current value of any unvested options and restricted stock, as well as an analysis of compensation practices of companies in the Comparison Group, the Committee determined that given the anticipated acquisition of BGS and the strategic objectives and demands on each executive officer related to this acquisition, as well as the need to ensure stability and continuity in the Company’s leadership and operations throughout the negotiation of the acquisition, special Equity Awards were appropriate for the executive officers in addition to the annual grant of restricted stock and options. Accordingly, the Committee determined, in February 2005, that each executive officer receive special retention grants in the form of restricted stock vesting over two and three years, in additional to an annual grant of stock options and restricted stock vesting over four years.

Special Transaction Recognition Awards

Following the closing of Lionbridge’s acquisition of BGS in September 2005, the Committee reviewed the contributions of the executive officers in both the negotiation, structuring and completion of the transaction, as well as the development and execution of integration plans, and the attainment of post-acquisition cost reduction and operating synergy objectives. In November 2005, the Committee awarded Messrs. Cowan and Lifshatz cash awards of $165,000 and $93,750, respectively, and restricted stock awards of 26,829 and 15,244 shares of common stock, respectively, with restrictions lapsing 18 months from grant date. The cash component of the award was made to reward Messrs. Cowan and Lifshatz for their exceptional leadership and skill in negotiating and structuring the transaction and the related financing, and the equity component of the award was made to provide an incentive to each of Messrs. Cowan and Lifshatz relative to the further integration of BGS with Lionbridge and the achievement of the combined companies’ strategic and synergistic goals. The Committee’s actions reflected its consultations with an independent compensation consultant retained by the Committee for the purpose of determining an appropriate level of recognition and incentive compensation for the executive officers relative to a transaction of comparable size, complexity and strategic significance.

At the end of December 2005, the Committee awarded Messrs. Broekmate and Maripuri and Ms. Shannon, the remaining executive officers, transaction awards consisting of cash and restricted stock. The cash component of the award was to recognize such executive officer for his or her significant contributions and leadership in developing and achieving integration goals during the critical four-month period following the completion of the acquisition, and the equity component was made to provide an incentive to each executive officer relative to the further integration of BGS with Lionbridge and the achievement of the combined companies’ strategic and synergistic goals. As with the November transaction awards made to Messrs. Cowan and Lifshatz, the Committee’s actions reflected its consultations with an independent compensation consultant retained by the Committee for the purpose of determining an appropriate level of recognition and incentive compensation for the executive officers, relative to a transaction of comparable size, complexity and strategic significance.

Compensation of Chief Executive Officer

The cash compensation program for the Chief Executive Officer of Lionbridge is designed to reward performance that enhances shareholder value. Mr. Cowan’s compensation package is comprised of base pay, bonus and equity-based compensation and is in part based on Lionbridge’s revenue growth, profitability and growth in earnings per share. As noted above, during 2005, the Nominating and Compensation Committee engaged an independent compensation consultant to assess executive compensation, including the compensation of the Chief Executive Officer.

Based on its review of this analysis, the Committee concluded that Mr. Cowan’s base salary, which had not been adjusted since November 2002, was no longer in line with the competitive salary and compensation ranges for chief executive officers in the Comparison Group and did not accurately reflect Mr. Cowan’s qualifications, experience and responsibilities as Chief Executive Officer. Accordingly, Mr. Cowan’s base salary was adjusted in 2005 from $400,000 to $440,000, an increase of 10%. In February 2005, the Committee set Mr. Cowan’s target bonus for 2005 at 75% of base salary.

As noted above under “Bonus Compensation”, the Company’s management incentive for 2005 provided for cash awards based on three equally weighted components: Company attainment of pre-established revenue goals for 2005; Company attainment of pre-established profitability goals; and individual achievement of performance targets and objectives for 2005 for the business or function for which the participant was responsible. A cash bonus of $66,000 was paid to Mr. Cowan with respect to a portion of the component of the plan rewarding individual achievement of performance targets and objectives for 2005; the Company did not achieve the threshold level of performance required for payout under the revenue or profitability components of the plan for 2005.

With respect to the equity components of Mr. Cowan’s compensation, the Committee focused on the long-term incentive retention value of Mr. Cowan’s total compensation relative to the Company’s strategic plan and vision and in particular, the leadership and strategic vision of Mr. Cowan relative to the anticipated acquisition of BGS. The Committee noted that Mr. Cowan’s continued leadership as Chief Executive Officer of the Company would be a significant factor in the Company’s ability to successfully acquired and integrate BGS. Accordingly, in February 2005, the Committee granted Mr. Cowan special retention grants in the form of restricted stock vesting over two and three years, in additional to an annual grant of stock options and restricted stock vesting over four years.

As described above under “Special Transaction Recognition Awards,” in November 2005 the Committee recognized Mr. Cowan’s exceptional leadership in the negotiation, structuring and completion of the BGS acquisition by granting him a special transaction recognition award consisting of cash and restricted stock.

The Nominating and Compensation Committee is satisfied that the executive officers of Lionbridge are dedicated to achieving significant improvements in the long-term financial performance of Lionbridge and that the compensation policies and programs implemented and administered have contributed and will continue to contribute toward achieving this goal.

Deductibility of Executive Compensation

In general, under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), Lionbridge cannot deduct, for federal income tax purposes, compensation in excess of $1,000,000 paid to certain executive officers. This deduction limitation does not apply, however, to compensation that constitutes “qualified performance-based compensation” within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder. Lionbridge has considered the limitations on deductions imposed by Section 162(m) of the Code, and it is Lionbridge’s present intention that, for so long as it is consistent with its overall compensation objective, substantially all tax deductions attributable to executive compensation will not be subject to the deduction limitations of Section 162(m) of the Code.

Respectfully Submitted by the Nominating and Compensation Committee:

Guy L. de Chazal

Paul Kavanagh

Claude P. Sheer, Chairman

Compensation Committee Interlocks And Insider Participation

Messrs. de Chazal, Kavanagh and Sheer comprised the Nominating and Compensation Committee for fiscal year 2005 and Mr. Sheer served as its Chairman. No member of the Nominating and Compensation Committee was at any time during the past year an officer or employee of Lionbridge or any of its subsidiaries, was formerly an officer of Lionbridge or any of its subsidiaries, nor had any relationship with Lionbridge requiring disclosure herein.

No executive officer of Lionbridge served as a member of a compensation committee (or other board committee performing similar functions or, in the absence of any such committee, the entire board of directors) of another corporation, one of whose executive officers served on Lionbridge’s Nominating and Compensation Committee. No executive officer of Lionbridge served as a director of another corporation, one of whose executives served on the Nominating and Compensation Committee. No executive officer of Lionbridge served as a member of a compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another corporation, one of whose executive officers served as a director of Lionbridge.

EQUITY COMPENSATION PLAN INFORMATION

	(A)	(B)	(C)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (A))
Equity compensation plans approved by security holders	5,277,724	$5.06	4,696,697
Equity compensation plans not approved by security holders	0
Total	5,277,724	$5.06	4,696,697

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In accordance with Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, during 2005, five (5) Executive Officers established written plans which provides for the automatic sale of a specified number of shares of Common Stock in accordance with the guidelines of the written plan. Mr. Cowan’s plan provides for the sale of up to 300,000 shares through January 2007, through sales of 15,000 shares each month beginning in February 2006, provided the stock price is at or above $6.95 per share and an additional 10,000 shares each such month if the stock price is at or above $7.95 per share. Mr. Lifshatz’s plan provides for the sale of up to 200,000 shares during 2006, through sales of 50,000 shares each month beginning in February 2006, provided the stock price is at or above $7.00 per share. Mr. Broekmate’s plan provides for the sale of 7,500 shares each calendar quarter if the stock price is at or above $6.00 per share. Ms. Shannon’s plan provides for the sale of up to 7,500 shares per calendar quarter, through sales of 5,000 shares if the stock price is at or above $7.00 per share but below $9.00 per share, and an additional 2,500 shares each calendar quarter if the stock price is at or above $9.00 per share. Mr. Maripuri’s plan provides for the sale of up to 15,000 shares, through sales of 5,000 shares in a calendar quarter if the stock price is at or above $7.50 per share but below $9.00 per share, an additional 5,000 shares each calendar quarter if the stock price is at or above $9.00 per share but below $11.00 per share, and an additional 5,000 shares each calendar quarter if the stock price is above $11.00 per share.

STOCK PERFORMANCE GRAPH

The following graph compares the percentage change in the cumulative total stockholder return on Lionbridge’s Common Stock during the period from January 1, 2000 through December 31, 2005, with the cumulative total return of the NASDAQ Composite Index and the Media General Business and Software Services Index (“Business and Software Services Index”). The comparison assumes $100 was invested on January 1, 2000 in Common Stock and in each of the foregoing indices and assumes dividends, if any, were reinvested.

COMPARE CUMULATIVE TOTAL RETURN

AMONG LIONBRIDGE TECHNOLOGIES, INC. NASDAQ

COMPOSITE INDEX AND MGPS BUSINESS & SOFTWARE SERVICES

(1)	This graph is not “soliciting material,” is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference in any filing of Lionbridge under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

(2)	The stock price information shown on the graph is not necessarily indicative of future price performance. Information used on the graph was obtained from Hemscott Data (formerly, Coredata/Media General Financial Services, Inc.), a source believed to be reliable, but Lionbridge is not responsible for any errors or omissions in such information.

AUDIT COMMITTEE REPORT

The Audit Committee is composed of Messrs. Blechschmidt (Chairman), de Chazal and Goodman, none of whom is an officer or employee of the Company. Each member of the Audit Committee is “independent” as defined in Rule 4200(a)(15) of the National Association of Securities Dealers’ listing standards. The Audit Committee operates under a written charter adopted by the Board of Directors. The Audit Committee has adopted a policy requiring that the provision of audit and permitted non-audit services by any outside auditor be approved in advance by the Committee.

The Audit Committee has reviewed the audited financial statements of the Company at December 31, 2005 and 2004, and for each of the three years in the period ended December 31, 2005, and has discussed them with both management and PricewaterhouseCoopers LLP, the Company’s independent auditors. The Audit Committee has also discussed with the independent accountants the matters required to be discussed by Codification on Statements on Auditing Standards No. 61 (Communication with Audit Committees).

The Audit Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and has discussed with PricewaterhouseCoopers LLP that firm’s independence. Based on the above procedures, the Audit Committee concluded that it would be reasonable to recommend, and on that basis did recommend, to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005.

Respectfully Submitted by the Audit Committee:

Edward A. Blechschmidt, Chairman

Guy L. de Chazal

Jeffrey H. Goodman

STOCKHOLDER PROPOSALS

Stockholder proposals for inclusion in proxy material for Lionbridge’s 2007 Annual Meeting of Stockholders must be submitted to the Secretary of Lionbridge in writing and received at the executive offices of Lionbridge by November 18, 2006. Such proposals must also meet the other requirements of the rules of the SEC relating to stockholder proposals and must satisfy the notice procedures for stockholder proposals set forth in the Lionbridge by-laws.

The Lionbridge by-laws require that for business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely written notice thereof, containing the information required by the Lionbridge by-laws, to the Secretary of Lionbridge. To be timely, a stockholder’s notice containing the information required by the Lionbridge by-laws must be delivered to the Secretary at the principal executive offices of Lionbridge at least 120 days, but not more than 150 days, prior to the first anniversary of the date of the proxy statement delivered to stockholders in connection with the preceding year’s annual meeting. However, if the annual meeting is more than 30 days before or 60 days after such anniversary date or if no proxy statement was delivered to stockholders in connection with the preceding year’s annual meeting, stockholders must give written notice not more than 90 days prior to such annual meeting and not less than the later of 60 days prior to such annual meeting and 10 days after Lionbridge makes the first public announcement of the date of such meeting.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD AND THE COMPANY

Lionbridge stockholders are encouraged to communicate with the Company. The following communication options are available.

If you would like to receive information about Lionbridge, you may use one of the following methods:

1. Lionbridge’s Internet site, located at www.lionbridge.com, contains service and product offerings, news and other information. Lionbridge’s Investor Relations Web site, located at www.investors.lionbridge.com, contains company press releases, earnings releases, financial information and stock quotes, as well as corporate governance information and link to Lionbridge’s filings with the Securities Exchange Commission. An online version of this proxy statement and of Lionbridge’s 2005 Annual Report to Stockholders, as well as all of Lionbridge’s filings with the Securities and Exchange Commission, are available through at http://investors.lionbridge.com.

2. To have information such as Lionbridge’s latest quarterly earnings release, Form 10-K, Form 10-Q or annual report mailed to you, please call Lionbridge Investor Relations at 781-434-6000, or send an email request to Investor_Relations@lionbridge.com.

If you would like to contact us, please call Lionbridge Investor Relations at (781) 434-6000, send an email request to Investor_Relations@lionbridge.com, or send correspondence to Lionbridge Technologies, Inc., Attn: Investor Relations, 1050 Winter Street, Waltham, MA 02451.

If you share an address with another stockholder and have received multiple copies of our proxy materials, you may write or call us at the above address and phone number to request delivery of a single copy of these materials.

If you would like to contact the Board of Directors or any specific individual director, please send your correspondence to Lionbridge Technologies, Inc. Board of Directors, Attention: Corporate Secretary, 1050 Winter Street, Waltham, MA 02451.

INCORPORATION BY REFERENCE

To the extent that this Proxy Statement has been or will be specifically incorporated by reference into any filing by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, the sections of the Proxy Statement entitled “Nominating and Compensation Committee Report on Executive Compensation,” “Audit Committee Report” and “Stock Performance Graph” shall not be deemed to be so incorporated, unless specifically otherwise provided in any such filing.

INDEPENDENT AUDITORS

PricewaterhouseCoopers LLP served as Lionbridge’s independent auditor for the years ended December 31, 2005 and 2004, and the Audit Committee has approved its reappointment as auditor for the year ended December 31, 2006. The Board has not proposed that any formal action be taken at the Annual Meeting with respect to the engagement of PricewaterhouseCoopers LLP as Lionbridge’s independent auditor for the year ended December 31, 2006 because no action is required by the Company’s Second Amended and Restated

Certificate of Incorporation, By-Laws or under Delaware law. Representatives of PricewaterhouseCoopers LLP will attend the Annual Meeting and be available to answer questions. They will have the opportunity to make a statement at the Annual Meeting if they desire.

In accordance with Section 10A(i) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Rule 2-01 of Regulation S-X promulgated thereunder (“Rule 2-01”), the Audit Committee has pre-approved the engagement of PricewaterhouseCoopers LLP to perform all auditing services for the benefit of the Company, including the performance of any audit required by the Exchange Act and the rules promulgated thereunder. The Audit Committee has adopted a policy and procedures which set forth the manner in which the Audit Committee will review and approve all services to be provided by PricewaterhouseCoopers LLP before the firm is retained. Under the provisions of this policy, certain services including annual audit services, audit related services and income tax services are subject to the Audit Committee’s “general” pre-approval on an annual basis in advance of the year during which such services will be rendered. Certain other services, including tax planning services, services related to the preparation of statutory accounts and any other services are subject to specific pre-approval and engagement by the Audit Committee on a case by case basis. The Audit Committee has the discretion to delegate either type of pre-approval authority to its chairperson or other committee members. Representatives of PricewaterhouseCoopers LLP participated in all meetings of the Audit Committee in 2005. The Audit Committee pre-approves and reviews audit and non-audit services performed by PricewaterhouseCoopers LLP as well as the fees charged by it for such services. In its pre-approval and review of non-audit service fees, the Audit Committee considers, among other things, the possible effect of the performance of such services on the auditors’ independence. All of the fees described below were approved by the Audit Committee in 2005.

Audit Fees: Total fees for professional services rendered by PricewaterhouseCoopers LLP in connection with the audits of Lionbridge’s consolidated financial statements included in our Annual Reports on Form 10-K, reviews of Lionbridge’s consolidated financial statements included in our Quarterly Reports on Form 10-Q, and fees for services performed in connection with statutory and regulatory filings for the years ended December 31, 2005 and 2004 were $2,055,000 and $1,258,900, respectively. These fees include fees for professional services in connection with Lionbridge’s Registration Statements on Form S-8 filed during 2005. The Audit Committee did not make use of the de minimus exception to pre-approval requirement contained the Securities Exchange Commission’s rules. All of the services described in this paragraph were pre-approved by the Audit Committee.

Audit-Related Fees: Total fees for assurance and related services reasonably related to the performance of the audit or review of the Company’s financial statements for the years ended December 31, 2005 and 2004 were $20,000 and $0, respectively. These fees include professional services provided in 2005 in connection with a SAS 70 Audit of Lionbridge India. The Audit Committee did not make use of the de minimus exception to the pre-approval requirement contained in the Securities Exchange Commission’s rules. All of the services described in this paragraph were pre-approved by the Audit Committee.

Tax Fees: Total fees for professional services rendered by PricewaterhouseCoopers LLP in connection with tax compliance and advisory services for the years ended December 31, 2005 and 2004 were $113,108 and $149,352, respectively. These fees include professional services provided in connection with international tax planning and advisory services. The Audit Committee did not make use of the de minimus exception to the pre-approval requirement contained in the Securities Exchange Commission’s rules. All of the services described in this paragraph were pre-approved by the Audit Committee.

All Other Fees: There were no fees for other services rendered by PricewaterhouseCoopers LLP for the year ended December 31, 2004, and fees of $104,400 for the year ended December 31, 2005, consisting of fees in relation to the preparation of Registration Statements on Form S-3, and the 8-K and 8-K/A relative to the acquisition of Bowne Global Solutions.

The Company’s Audit Committee has determined that the provision of the services provided by PricewaterhouseCoopers LLP as set forth herein are compatible with maintaining PricewaterhouseCoopers LLP’s independence.

EXPENSES AND SOLICITATION

All costs of solicitation of proxies will be borne by the Company. In addition to solicitations by mail, certain of the Company’s directors, officers and regular employees, without additional remuneration, may solicit proxies in person or by telephone or telegraph. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and the Company will reimburse them for their reasonable out-of-pocket costs. Solicitation by officers and employees of the Company also may be made of some stockholders in person or by mail, telephone or facsimile following the original solicitation. The Company may, if appropriate, retain an independent proxy solicitation firm to assist in soliciting proxies. If the Company does so, it will pay such firm’s customary fees and expenses.

The contents of and the sending of this Proxy Statement have been unanimously approved by the Board of Directors of the Company.

APPENDIX A

PROXY

[FRONT SIDE OF PROXY CARD]

Lionbridge Technologies, Inc.

1050 Winter Street

Waltham, Massachusetts 02451

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MONDAY, MAY 15, 2006

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Rory J. Cowan, Stephen J. Lifshatz and Margaret A. Shukur, and each of them individually, the proxies of the undersigned, with power of substitution to each of them, to vote all shares of Lionbridge Technologies, Inc., a Delaware corporation (“Lionbridge”), which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Lionbridge to be held on Monday, May 15, 2006, at 10:00 a.m. (local time) at 1050 Winter Street, Suite 2300, Waltham, Massachusetts 02451 (the “Annual Meeting”).

In their discretion, the proxies are authorized to vote on such other matters as may properly come before the Annual Meeting or any adjournment thereof.

[Continued and to be dated and signed on reverse side]

SEE REVERSE SIDE	SEE REVERSE SIDE

[REVERSE SIDE OF PROXY CARD]

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED, OR WHERE NO DIRECTION IS GIVEN, WILL BE VOTED FOR PROPOSALS 1 AND 2.

1.	To elect two members of the Board of Directors for a three-year term as Class I Directors consisting of the foregoing nominees.

Nominees: Claude Sheer and Jeffrey H. Goodman

☐    FOR            ☐    WITHHOLD AUTHORITY

INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee’s name in the space provided below. (To vote or withhold authority for all nominees, see below.)

1.	To transact such other business as may properly come before the Annual Meeting or any postponements or adjournments thereof.

☐    FOR             ☐    AGAINST             ☐    ABSTAIN

MARK HERE FOR ADDRESS CHANGE

OR COMMENT AND NOTE AT RIGHT ☐

The Lionbridge Board of Directors recommends that you vote FOR each of the proposals.

PLEASE SIGN, DATE AND RETURN THIS PROXY IN THE ENCLOSED POSTAGE PREPAID ENVELOPE.

The signature on this proxy should correspond exactly with stockholder’s name as printed hereon. In the case of joint tenancies, co-executors or co-trustees, both should sign. Persons signing as Attorney, Executor, Trustee, Administrator or Guardian should give their full title. If the signatory is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If the signature is a partnership, please sign in partnership name by authorized person.

Signature:___________________________________________ Date:_____________________,	2006

Signature:___________________________________________            Date:_____________________, 2006